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                                                                   Exhibit 14(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights" and "Experts" and to the use of our report dated August 26, 2000 for MuniHoldings New Jersey Insured Fund, Inc. included in the Registration Statement (Form N-14 No. 47766) and related Joint Proxy Statement and Prospectus of MuniHoldings New Jersey Insured Fund, Inc. and MuniHoldings New Jersey Insured Fund IV, Inc. filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

MetroPark, New Jersey
November 9, 2000